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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT, entered into pursuant to authority of a resolution of the Compensation Committee on the 16th day of October, 1996, effective as of the 16th day of October, 1996, between First Security Corporation (the "Employer"), and J. Pat McMurray (the "Employee").

1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2.       DUTIES.

         2.1 GENERAL DUTIES. As of the date hereof, the Employee's position with the Employer is that of Executive Vice President, Community Banking Services of First Security Corporation. Subject to the provisions of paragraphs 6 and 7 of this Agreement, the Employer may change the title, powers and duties of the Employee in its sole discretion, and the Employee agrees to perform such duties upon the terms and subject to the conditions set forth in this Agreement.

         2.2 OTHER DUTIES. Employee shall also serve, without additional compensation, in such other offices and directorships of First Security Corporation (the "Corporation") and its subsidiaries and related corporations ("Affiliates") that he presently holds, or to which he in the future be elected or appointed. Upon termination of employment with the Employer, the Employee shall immediately submit a letter of resignation from all offices and directorships with the Employer, the Corporation and its Affiliates.

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3. TERM OF EMPLOYMENT. The Employee shall have the right to terminate employment at any time. The Employer shall have the right to terminate the Employee's employment at any time with or without cause. Any such termination of employment under this Agreement shall be subject to the provisions of paragraphs 6 and 7 below.

4. COMPENSATION.

         4.1 BASE COMPENSATION. As regular or base compensation for services rendered to the Corporation and its Affiliates in whatever capacity rendered, the Employer shall pay to the Employee a regular compensation. The parties acknowledge that, as of the date of this Agreement, the Employer is paying to the Employee an annual regular base salary of $267,016, payable semi-monthly. Such amount may be increased or decreased from time to time in the sole and absolute discretion of the Employer, without need to amend or, subject only to the provisions of paragraphs 6 and 7 below.

         4.2 ADDITIONAL COMPENSATION. The Employer, in its sole and absolute discretion, may from time to time offer equity-based incentives or other incentives or benefits to the Employee, which shall be in addition to such regular compensation. The Employer may modify or terminate such incentives in its discretion, and the Employee acknowledges that he shall have no vested rights in any such incentives, except as expressly provided under the terms thereof, and subject to the provisions of paragraphs 6 and 7 below.

5. TERM.

         5.1 INITIAL TERM. The term of this Agreement shall begin on October 16, 1996, and shall continue for a period of three (3) years (the "Term").

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         5.2 AUTOMATIC RENEWAL. The Term of this Agreement and each renewal thereof shall automatically be renewed for successive periods of three (3) years each, unless either the Employee or the Employer shall give notice of his or its intention not to renew not less than six (6) months before the end of the then-current Term.

         5.3 EXTENSION UPON CHANGE OF CONTROL. If a Change of Control (as defined in paragraph 7.1 below) shall occur during the Term or any renewal thereof, the Term shall automatically be extended for a period of five years from the date on which such Change of Control occurs.

6. PAYMENTS UPON TERMINATION.

         6.1 TERMINATION OF EMPLOYMENT BY EMPLOYER.

                  (a) TERMINATION WITH CAUSE. If the Employer terminates the Employee's employment with the Employer at any time "with cause" (as defined below), the Employer shall only be obligated to pay to the Employee, on or before the effective date of such termination, the Employee's regular compensation (as in effect on the date of termination) through the effective date of such termination, and the amounts, if any, required by the terms of any applicable Plan in accordance with paragraph 11 hereof. For purposes of this paragraph, the Employer may terminate the Employee "with cause" when the Employer reasonably determines that:

                      (i) the Employee intentionally, recklessly or as the result of gross negligence substantially violates his duties under this Agreement or as otherwise assigned to him from time to time by the Employer; or

                      (ii) the Employee commits any act or acts which constitute dishonesty, commission of a felony, or fraud;

                  (b) TERMINATION WITHOUT CAUSE. If the Employer shall determine to terminate the Employee for any reason other than "with cause," as defined by subparagraph 6.1(a) above, the Employer shall be obligated to pay to the Employee, on

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or before the effective date of such termination, the Employee's regular compensation (as in effect on the date of termination) through the effective date of such termination, and the amounts, if any, required by the terms of any applicable Plan in accordance with paragraph 11 hereof. In addition, the following provisions shall apply:

                           (i) The Employer shall notify the Employee in writing
that the Employee is being terminated;

                           (ii) A "Guaranteed Compensation Period" shall
commence on the date the Employee receives written notice of termination;

                           (iii) The Guaranteed Compensation Period shall cease
on the earlier of:

                                    (A) the one year anniversary of the date the
Employee received written notice of termination, or

                                    (B) the first date as of which the Employee
is not willing or available to perform services for the Employer for any reason including but not limited to death, disability or other employment. For purposes of determining the Guaranteed Compensation Period, the term "services" shall mean either the services the Employee was performing on the date the Employee received written notice of termination or substantially similar services for which the Employee is suited by experience or training, provided however, that there shall be no significant change in the nature or scope of the Employee's authorities or duties. In addition, the Employer shall not require the Employee to change location from the particular location at which the Employee normally performed services as of the date the Employee received written notice of termination to a location outside a 30-mile radius of such prior location or require the Employee to undertake new and excessive business travel. Also for purposes of determining the Guaranteed Compensation Period, the terms "willing" or "available" shall mean that the Employee, with reasonable notice from the Employer, reports to the Employer and performs the agreed upon services. During the

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Guaranteed Compensation Period, the Employee shall continue to receive regular base salary (hereinafter sometimes referred to as "regular compensation" or "regular base salary"), with payments being made semi-monthly, and shall continue to be eligible to participate in the Management Annual Cash Incentive Bonus Program ("MACIBP") in accordance with paragraph 6.1(b)(iv) below. During the Guaranteed Compensation Period, the Employee shall cease to actively participate in all other retirement and welfare benefit plans.

                           (iv) For any Plan Year under the MACIBP that ends
during an Employee's Guaranteed Compensation Period, the Employee shall be entitled to receive payments for such Plan Year as if all performance goals for such Plan Year were met at the "target" level. In addition, the Employee shall be entitled to receive proportionate payment for any partial Plan Year under the MACIBP that falls within the Employee's Guaranteed Compensation Period. Any such proportionate payment shall be calculated based on the assumption that all performance goals for such Plan Year were met at the "target" level for such partial Plan Year.

                  (C) TERMINATION WITHOUT CAUSE AFTER CHANGE OF CONTROL. If the Employer shall determine to terminate the Employee for any reason other than "with cause," as defined in paragraph 6.1(a) above, and such termination shall occur after a Change of Control, in addition to the payments provided in paragraph 6.1(b), the Employer shall be obligated to make the following payments:

                           (i) On or before the effective date of the Employee's
termination, the Employer shall pay the Employee's regular compensation (as in effect on the date of termination) through the effective date of such termination.

                           (ii) If the Employee has not attained an Early
Retirement Date as defined in Section 4.01(b) of the First Security Supplemental Executive Retirement Plan ("SERP"), the Employer shall pay a benefit equal to the benefit that would have been paid under the SERP as if the Employee had attained an Early Retirement Date

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and as if consent had been granted. For purposes of the calculation of this benefit, Early Retirement Percentages (as defined in Section 5.02 of the SERP) will continue to increase at a rate of 3% per year for each year prior to age
50. No amount shall be paid under this paragraph 6.1(c)(ii) to the extent that such benefit is payable under the SERP.

                  (iii) On or before the effective date of the Employee's termination of employment, the Employer shall pay "severance pay" in a single lump sum amount, determined as follows:

                           (A) the Employee's "regular monthly compensation"
shall be determined by dividing by twelve (12) the greater of (1) the Employee's annual regular compensation as in effect as of the last day of the full calendar month immediately prior to the month in which the Change of Control occurred, and (2) the Employee's annual regular compensation as in effect as of the last day of the full calendar month immediately prior to the month in which the termination occurs;

                           (B) the Employee's "average monthly bonus" shall be
determined by adding together the total amount of bonus and other cash incentives received by the Employee during each of the three (3) full calendar years immediately preceding the year in which the termination occurs, and dividing the sum by thirty-six. If the Employee has worked less than three (3) full calendar years, the average monthly bonus shall be determined by adding together the total amount of bonus and other cash incentives received by the Employee during the employment period and dividing by the number of months of employment.

                           (C) the Employee's "gross severance pay" shall be
determined by adding together the Employee's regular monthly compensation and average monthly bonus, and multiplying the sum by thirty-six. If the Employee has worked less than three (3) full calendar years, the "gross severance pay" shall be determined by adding

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together the total amount of bonus and other cash incentives received by the
Employee during the employment period and dividing by the number of months of employment.

                           (D) the net amount of severance pay which the
Employer shall pay to the Employee shall be determined by subtracting from the Employee's gross severance pay any amounts actually paid to the Employee under the First Security Severance Pay Plan or any successor severance plan or program sponsored by the Employer, the Corporation or its Affiliate; provided that such amount may be further reduced as provided in paragraph 17, below, and shall be subject to the withholding and offset as provided in paragraph 10.

         6.2  TERMINATION BY THE EMPLOYEE

                  (a) TERMINATION BEFORE A CHANGE OF CONTROL. The Employee may terminate his employment with the Employer at any time before a change of control, in which event the Employer shall only be obligated to pay to the Employee, on or before the effective date of such termination, the Employee's regular compensation (as in effect on the date of such termination) through the effective date of termination, and the amounts, if any, required by the terms of any applicable Plan in accordance with paragraph 11 hereof.

                  (b) TERMINATION AFTER A CHANGE OF CONTROL. The Employee may terminate his employment with the Employer at any time after a change of control, in which event the Employer shall be obligated to pay to the Employee, on or before the effective date of such termination, the Employee's regular compensation (as in effect on the date of such termination) through the effective date of termination, and the amounts, if any, required by the terms of any applicable Plan in accordance with paragraph 11 hereof. In addition if the Employee elects to terminate his employment with the Employer due to or as a result of any "Change in Duties or Compensation" (as defined below) from the duties and compensation that existed immediately before such Change of Control occurred, then the Employer shall be obligated to pay to the

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Employee, on or before the thirtieth (30th) day following the date upon which the Employee gives notice of his intent to terminate his employment, the amount specified in paragraph 6.1(c) above. The foregoing provisions shall not affect Employee's entitlement under any plan sponsored by the Corporation or the Employer as set forth in paragraph 11 hereof.

         6.3 LIMITATIONS UPON OBLIGATION TO MAKE PAYMENT. The Employer shall not be required to make payment under paragraph 6.1(c) or 6.2(b), above, if:

                  (a) the Employee dies while employed by the Employer; or

                  (b) the Employee's employment is terminated or the Employee is transferred as a result of or in connection with a corporate reorganization, the sale of a subsidiary, a sale of assets, a transfer of a division, reincorporation, or any similar event, if as part of such event the Employee is employed or is offered employment by any successor entity in the same position with no Change in Duties or Compensation as defined by paragraph 7.3, and either such successor has assumed, or the Employer agrees to remain liable under, this Agreement.

7. DEFINITIONS.

         7.1 CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

                  (a) either (i) receipt by the Corporation of a report on
Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Corporation or (ii) actual knowledge by the Corporation of facts, on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to

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file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company;

                  (b) the purchase by any Person, other than the Corporation or a wholly-owned subsidiary of the Corporation, of shares pursuant to a tender or exchange offer to acquire any stock of the Corporation (or securities convertible into stock) for cash, securities or any other consideration; provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Corporation (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

                  (c) approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of stock of the Corporation would be converted into cash, securities or other property, other than a consolidation or merger of the Corporation in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (ii) any consolidation or merger in which the Corporation is the continuing or surviving corporation but in which the common stockholders of the Corporation immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Corporation), or
(iii) any sale, lease, exchange or other transfer (in one

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transaction or series of related transactions) of all or substantially all the assets of the Corporation; or

                  (d) a change in the majority of the members of the Corporation's Board of Directors within a 24-month period unless the election or nomination for election by the Corporation's stockholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

         7.2 DETERMINATION BY BOARD OF DIRECTORS. A determination of the Board of Directors, or the Executive Committee of the Board of Directors, of the Corporation that a Change of Control within the above definition has occurred and its decision to activate a similar provision upon such Change of Control under any plan or other arrangement shall be final and binding on the Corporation and all persons interested in the Agreement.

         7.3 CHANGE IN DUTIES OR COMPENSATION. For purposes of this Agreement, "Change in Duties or Compensation" shall mean any one or more of the following:

                  (a) a significant change in the nature or scope of the Employee's authorities or duties from those authorities or duties of the Employee immediately prior to the date upon which a Change of Control occurs;

                  (b) a reduction in the Employee's regular base salary from that provided to him immediately prior to the date upon which a Change of Control occurs;

                  (c) if the Employee shall be subjected to a material decrease in compensation or benefits (other than decreases imposed equally upon all employees);

                  (d) if the Employer requires the Employee to change location from the particular location at which Employee was located immediately before such Change of Control to a location outside a 30-mile radius of such prior location, or requires the Employee to undertake new and excessive business travel without the Employee's prior consent; or

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                  (e) if, as a result of a Change in Control and a change in circumstances thereafter significantly affecting the position of the Employee, the Employee is unable to exercise the authorities, powers, function or duties attached to his position immediately prior to the date on which a Change of Control occurs.

8. OBLIGATIONS OF THE EMPLOYEE. The Employee shall perform conscientiously and to the best of his ability all duties assigned to him by the Employer (in or with the Corporation, the Employer or any Affiliate), and shall devote his full time and attention to the performance of such duties to the exclusion of any other commercial duties or pursuits whatsoever. The Employee shall not become involved in any personal investment or business which may adversely affect the business of the Employer, the Corporation or its Affiliates. Compliance by the Employee with the Standards for Officers and Professionals of First Security Corporation and Affiliates, as now in effect or as amended from time to time, shall be a condition of the Employee's continued employment. The Employee shall affirm compliance with such Standards at least annually, and shall make disclosures as required by such Standards.

9. CONFIDENTIAL INFORMATION. The Employee acknowledges and recognizes that the Employer and its Affiliates are in the financial, investment and banking business, which business is highly competitive, and that the Employee, in his position, will have access to and become familiar with certain proprietary and confidential information of the Employer, the Corporation and its Affiliates, including without limitation customer, investment and financial data of a highly confidential nature. The Employee hereby agrees not to use, during the course of his employment or thereafter, any such confidential or proprietary information or divulge such information to any person, unless the Employer gives its consent in writing in each instance, or unless the Employee is compelled to disclose such information by a governmental process. The Employee

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further hereby agrees not to publish orally or in writing any derogatory information tending to defame or malign or in fact defaming or maligning the Employer, the Corporation or its Affiliates, or present or former employees or directors of the Employer, the Corporation or its Affiliates. The Employee also hereby agrees and warrants that under no circumstances shall the Employee remove from the Employer's premises any books, records, documents, customer lists, financial data, or any other documents. The provisions of this paragraph 9 shall survive any termination of this Agreement or of the Employee's employment with the Employer.

10. WITHHOLDING FROM AND OFFSET OF SEVERANCE PAYMENTS. The obligation of the Employer to make the payments referred to in paragraphs 4 and 6 of this Agreement shall be subject to the following:

                  (a) TAXES. The Employer shall withhold all applicable federal, state and local taxes as required by relevant law and regulation then in effect, including without limitation FICA and other taxes.

                  (b) DEBTS AND LIABILITIES OF THE EMPLOYEE. The Employer may withhold from or offset against such payments any liabilities or debts of the Employee to the Employer, the Corporation and its Affiliates, and may suspend or defer such payments during the pendency of resolution of any claims of the Employer, the Corporation and its Affiliates against the Employee of whatsoever nature.

11. APPLICATION TO OTHER PLANS, ETC. Except as otherwise specifically provided in this paragraph 11, this Agreement shall not determine, govern or effect the Employee's entitlement to (a) any payments or benefits after severance under the MACIBP, (b) any accrued vacation or other compensation under any other plan, policy or arrangement provided by the Employer, the Corporation or its Affiliates, or (c) any other employee benefit plan or arrangement. Any benefits to which Employee may be entitled Under

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the SERP, the First Security Incentive Savings Plan, the First Security
Retirement Plan, the First Security ERISA Excess Plan, the First Security Corporation Comprehensive Management Incentive Plan, the First Security Deferred Compensation Plan, the First Security Severance Pay Plan, or any other plan now or hereafter established by the Employer, the Corporation or its Affiliates for a group of its eligible employees shall be paid, if required by such plan, in addition to the payments hereunder, in accordance with and limited by the terms of the respective plans then in effect; provided that:

                  (a) the severance payments under this Agreement shall not cause an increase under any pension, welfare or other plan sponsored by the Employer, the Corporation or any Affiliate: there shall be no accrual of retirement, vacation, or any pension and/or welfare benefits of any nature as a result of such severance payments; and the Employee shall not be deemed employed or on a paid leave for any purpose or for any period of time as a result of such severance payments.

                  (b) The calculation of the amount of severance pay to be paid under this Agreement shall be reduced by any severance payments that may be due under the First Security Severance Pay Plan or any successor severance plan or program then sponsored by the Employer, the Corporation or an Affiliate, that are actually paid to the Employee. The Employer's right to cancel or reduce any plan or program now or hereafter in effect shall not be reduced or affected by the Agreement.

12. ACKNOWLEDGMENTS AND REPRESENTATIONS. The Employee hereby represents and acknowledges that:

                  (a) no promises of any special treatment or provision have been made by any person to the Employee:

                  (b) nothing in this Agreement shall be construed to limit or prevent the Employer, the Corporation or any Affiliate from reducing, discontinuing, terminating or amending any benefit plans or programs in any manner permitted by law.

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                  (c) the Employee's legal counsel has reviewed this Agreement, and the Employee has had an opportunity to consult with an attorney or other person or advisor of his choice in connection with the execution of this Agreement.

13. NO FIDUCIARY RELATIONSHIP. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between (a) the Employer, the Corporation or any of its Affiliates, and (b) the Employee or any other person.

14. NO ASSIGNMENT OF BENEFITS. The rights of the Employee or any other person to the payment of compensation or other payments under this Agreement may not be assigned, transferred, pledged, or encumbered in any manner, either voluntarily or involuntarily. Any attempt to so transfer or otherwise dispose of such interest shall be void.

15. MERGER OR CONSOLIDATION. In the event of any consolidation or merger of the Employer into or with another corporation or entity, or the sale of all or substantially all of the assets of the Employer to another corporation, person or entity, such person, corporation or entity shall assume the Employer's obligations under this Agreement and become obligated to perform all of the terms and conditions hereof. The Employee's employment shall not be deemed to have terminated in any such event for purposes of this Agreement.

16. NO FUNDING. The Employer shall be under no obligation whatsoever to purchase or maintain any contract, policy, arrangement or other asset to provide the benefits under this Agreement. Further, any contract, policy, arrangement, or other asset which the Employer may utilize to assure itself of the funds to provide the benefits

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required hereunder shall not serve in any way as security to the Employee for the Employer's performance under this Agreement. The rights accruing to the Employee hereunder shall be solely those of an unsecured creditor of the Employer.

17. LIMITATION ON GOLDEN PARACHUTE PAYMENTS.

         17.1 REDUCTION OF BENEFITS. Any provision of the Agreement to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Corporation's or the Employer's Board of Directors (the "Auditors") determine that any payment or transfer by the Employer to or for the benefit of the Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Employer for federal income tax purposes because of the provisions covering "excess parachute payments" in section 280G of the Internal Revenue Code of 1986, as amended, or any successor code or law (the "Code"), then the aggregate present value of all payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph 17, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Employer because of section 280G of the Code.

         17.2 NOTICE TO THE EMPLOYEE. If the Auditors determine that any Payment would be nondeductible by the Employer because of section 280G of the Code, then the Employer shall promptly give-notice of such determination to the Employee, together with a detailed calculation thereof and of the Reduced Amount. The Employee may then elect, in his sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount), and shall advise the Employer in writing of his election within 10 days of receipt of such notice. If no such election is made by the Employee within such 10-day period, then the Employer may elect which and how

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much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount), and shall advise the Employer in writing of his election within 10 days of receipt of such notice. If no such election is made by the Employee within such 10-day period, then the Employer may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall promptly notify the Employee of such election. For purposes of this paragraph 17, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this paragraph 15 shall be binding upon the Employer and the Employee and shall be made within sixty (60) days of the date a payment becomes payable or transferable.

         17.3 PAYMENT. As promptly as practicable following such determination and the elections hereunder, the Employer shall pay or transfer to or for the benefit of the Employee such amounts as are then due to him under the Agreement and shall promptly pay or transfer to or for the benefit of the Employee in the future such amounts as become due to him under the Agreement.

         17.4 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Employer which should not have been made (an "Overpayment"), or that additional Payments which will not have been made by the Employer could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Employer or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee which he shall repay to the Employer, together with interest at the applicable federal rate provided in section 7872(b)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Employer if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has


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occurred, such Underpayment shall promptly be paid or transferred by the
Employer to or for the benefit of the Employee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

         17.5 DEFINITION OF "EMPLOYER". For purposes of this paragraph 17 only, the term "Employer" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

18. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration before a law trained arbitrator in accordance with the American Arbitration Association rules then applicable and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party to such arbitration shall have an unlimited number of strikes or objections to the arbitrators on any list of arbitrators submitted by the American Arbitration Association. The Employer shall pay any and all attorney's fees incurred by the Employee in connection with the resolution of any controversy or claim arising out of or relating to this Agreement or the breach thereof.

19. NOTICES. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other party. Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery, by confirmed air courier, by telegram, by facsimile transmission ("fax"), or by certified first class mail, return receipt requested, postage prepaid, to the party addressed to such address. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is


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not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such address. If given by fax, such notice shall be deemed to be given upon the date it is actually received by the addressee. If given by telegram, such notice shall be deemed to be given upon the earlier to occur of the date actually received by the addressee or the business day following the date upon which it is delivered to the telegraph company.

    If to the Employer:
                      First Security Corporation
                      79 South Main Street
                      Salt Lake City, Utah 84111

    If to the Employee:
                      J. Pat McMurray
                      2189 Bluestem Lane
                      Boise, Idaho  83706

20. ASSIGNMENT. The Employee may be transferred from employment with the Employer to employment with another corporation that was affiliated with the Employer prior to the date on which a Change of Control occurs, in which case such other corporation or affiliate shall be substituted for the Employer hereunder, and no termination of the Employee's employment shall be deemed to have occurred. The Employee may not assign the benefit of this Agreement or delegate his obligations under this Agreement. Subject to the foregoing limitation upon assignment and


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delegation, this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, agents, heirs and assigns.

21. DETERMINATION BY THE EMPLOYER. The Employee shall not make any determinations regarding this Agreement. If the Employee is the President of the Employer at a time that a determination is to be made by the Employer pursuant to this Agreement, such determination shall be made by the Board of Directors of the Employer or an authorized delegates of such Board of Directors.

22. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of Utah, without reference to principles governing choice or conflicts of laws.

23. ENFORCEMENT OF SEVERANCE PROVISION. In the event that after a Change of Control a dispute between the parties on entitlement to severance payments under this Agreement results in litigation, the Employer shall pay after the conclusion of such litigation such Employee's costs arising out of or in connection with such litigation, including without limitation court costs and reasonable attorneys' fees.

24. CAPTIONS. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

25. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement supersedes all provisions of any prior employment agreement between the Employee and the Employer, and all other prior agreements between the


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
parties hereto relating to all or part of the subject matter herein. No party has made any representations, oral or written, modifying or contradicting the terms of this Agreement. The parties may not amend, modify or cancel this Agreement except as provided herein or by a written agreement signed by all of the party to this Agreement. No promises of any nature have been made in connection with the employment or continued employment of the Employee other than as set forth in this Agreement, and provided further that it is expressly agreed that the Employee shall be entitled to only such benefits as are expressly provided by the various plans of the Corporation and the Employer for eligible employees to the extent the Employee qualifies for such benefits strictly in accordance with the terms and provisions of such plans as now in effect or as modified from time to time.

IN WITNESS WHEREOF, the parties have executed this Agreement on the _________ day of , 1996.

THE EMPLOYER:                               THE EMPLOYEE:
FIRST SECURITY CORPORATION

By:
    ---------------------------------       --------------------------------
Title:  Member of the Board                 J. Pat McMurray
        of the Employer, and
        President of First
        Security Corporation


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